PROMISSORY NOTE


$200,000.00                                                     February 6, 1998

     WINDSWEPT ENVIRONMENTAL GROUP, INC. (the "Borrower"), for value received, hereby promises to pay to the order of North Fork Bank (the "Bank"), or its permitted successors or assigns, at the principal office of the Bank at 275 Broad Hollow Road, Melville, New York 11747, or its permitted successors or assigns, in lawful money of the United States and in immediately available funds, in accordance with the provisions of the Agreement (as hereinafter defined) on or before the Final Maturity Date, the principal sum of Two Hundred Thousand and no/100 Dollars ($200,000.00), payable in equal monthly installments of principal of Eight Thousand Three Hundred Thirty Three and 34/100 Dollars ($8,333.34) commencing on the first day of March, 1998, and thereafter on the first day of each succeeding calendar month through and including the first day of February, 2000, with interest thereon at the rate of three (3.00%) Percent in excess of the rate announced by the Bank from time to time as its prime lending rate, as in effect from time to time, and which does not necessarily represent the lowest or best rate charged by the Bank to any customer (such rate constituting the "Interest Rate"). The Borrower promises to pay such interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the principal office of the Bank, in like money, at the Interest Rate, on the dates and in the manner provided in the Agreement.

     The date and amount of each Loan, the date and amount of each payment of principal thereof, the principal amount subject thereto and interest rate with respect thereto shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     If all or a portion of any payment required to be made to the holder of this Note (whether pursuant to this Note, the Credit Agreement or any other Facility Document) is not received on or before the tenth (10th) day after the date such payment is due (without reference to any grace period provided for in the Facility Documents), a late charge of four (4%) percent of the amount so overdue ("Late Charge") shall immediately be due to said holder. Any such Late Charge shall be secured by the security for this Note, shall be paid no later than the due date of the next subsequent installment of interest payable under this Note and, if not so paid, shall bear interest at the rate then in effect with respect to the principal sum of this Note.

     It is expressly agreed that, upon the failure of the Borrower timely to make any payment due hereunder after any applicable grace or notice and cure periods or upon the happening of any "Event of Default" under the Facility Documents, the principal sum hereof, or so much thereof as may be outstanding, together with accrued interest and all other expenses payable by Borrower under the Facility Documents, including, but not limited to, reasonable attorneys' fees for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the holder of the Note, notwithstanding the Final Maturity Date set forth herein. Upon the stated or accelerated maturity of this Note, the Borrower agrees that this Note shall bear interest at a per annum rate equal to the lower of five (5%) percent in excess of the interest rate payable under the Agreement or the highest rate of interest permitted under the laws of the State of New York until the principal and any other sum due under this Note is fully paid (the "Involuntary Rate"). For the purposes of the preceding sentence, the interest rate in effect under this Note for any period following the Final Maturity Date shall be the interest rate that was in effect on the Final Maturity Date. In addition, if an Event of Default shall occur, the holder of this Note shall have, and shall be entitled to exercise, such rights and remedies as are set forth in the Facility Documents and/or as may be available at law or in equity.

     This is the Note referred to in that certain Revolving Credit Agreement (as amended from time to time, the "Agreement") dated as of May 22, 1997 and amended as of the date hereof between the Borrower and the Bank, and is subject to all of the terms and conditions contained therein. In addition, payment of the Note is secured by security interests in certain assets and properties of the Borrower pursuant to the Security Agreement. All terms not defined herein shall have the meanings given to them in the Agreement.

     The Agreement provides for the acceleration of the maturity of principal and interest upon the occurrence of certain Events of Default, for mandatory and voluntary prepayments on the terms and conditions specified therein and for accrual of interest at the Default Rate in the circumstances provided in the Agreement.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     This Note shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                                          WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                          By: /s/ Michael O'Reilly
                                             --------------------------------
                                          Name:  Michael O'Reilly
                                          Title: President


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            Amount of   Amount of   Outstanding   Balance    By        Notation
Date        Loan        Payment                   Interest
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